Exhibit 10(d)




                     THE QUAKER OATS COMPANY
                  EXECUTIVE INCENTIVE BONUS PLAN

              (To be effective as of January 1, 1999,
         subject to shareholder approval on May 12, 1999)

                             ARTICLE I
                              PURPOSE

The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are "performance-based compensation" under Code Section 162(m).

                            ARTICLE II
                            DEFINITIONS

2.1  General Definitions

          (a) Adjusting Operating Income. Operating Income adjusted for rent on leased assets and certain costs and/or benefits of international businesses, as defined by the Company's Policies and Procedures Manual, which are not included in Operating Income.

          (b) Award. An incentive award made pursuant to the Plan.

          (c) Award Schedule. The Award Schedule established pursuant to Section 4.1.

          (d) Beneficiary. The person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his death while a Participant or, in the absence of such designation, the Participant's estate.

          (e)       Board.  The Board of Directors of the Company.

          (f) Cause. Cause as defined in a Participant's employment agreement with the Company, as in effect at the applicable time or if there is no such contract in effect at the applicable time, (i) a felony conviction of a Participant or (ii) the willful misconduct or gross negligence materially detrimental to the Company.

          (g) Code. The Internal Revenue Code of 1986, as amended.

          (h)       Committee.  The Compensation  Committee of the
     Board.

          (i)       Company.  The   Quaker  Oats  Company  and its
     successors.

          (j) Controllable Earnings. Controllable Earnings is equal to Adjusted Operating Income minus Capital Usage Charge. The Capital Usage Charge is calculated by multiplying the Average Invested Capital, as defined by the Company's Policies and Procedures Manual, by the Capital Usage Rate, which is the Company's pre-tax Cost of Capital. Controllable Earnings will exclude any unusual one-time items (such as restructuring charges, asset impairments, and/or gains or losses from divestitures).

          (k) Covered Employee. A covered employee within the meaning of Code Section 162(m)(3).

          (l) Disability. Total disability within the meaning of the Company's long-term disability plan as in effect at the applicable time or if there is no such plan at the applicable time, physical or mental incapacity as determined solely by the Committee.

          (m) Earnings Per Share. Basic or diluted earnings per common share of the Company, as set forth in the audited consolidated financial statements of the Company and its subsidiaries,adjusted to exclude the effects of extraordinary items, restructuring and tax and/or accounting changes,as set forth therein.

          (n)       Executive   Officer.    A   person  who  is an
     executive   officer   of   the  Company  for  purposes of the
     Securities Exchange Act of 1934, as amended.

          (o) Net Sales. Net sales as set forth in the audited consolidated financial statements of the Company and its subsidiaries.

          (p) Operating Income. The consolidated operating income of the Company and its subsidiaries, as determined in accordance with generally accepted accounting principles consistently applied by the Company and reported to its shareholders.

          (q)       Participant.   An  Executive Officer  selected
     from time to time by the Committee to participate in the Plan.

          (r) Performance Adjustment. The percentage, as set forth in an Award Schedule, with respect to a Performance Measure, used for purposes of determining an Award based on the extent to which the applicable Performance Goal has been achieved.

          (s) Performance Measure. One or more of the following selected by the Committee to measure performance for a Plan Year: Adjusted Operating Income; Controllable Earnings; Earnings Per Share; Net Sales; Operating Income;
     Return on Assets; and Total Shareholder Return. The Performance Measure(s) selected by the Committee may vary from Plan Year to Plan Year and from Participant to Participant. Performance Measures for a Plan Year may be established on a stand-alone basis, in tandem or in the alternative.

          (t) Performance Goal. The level of performance established as the Performance Goal. With respect to a Performance Measure, Performance Goals may vary from Plan Year to Plan Year and from Participant to Participant.




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          (u)       Plan.    The   Quaker  Oats  Company Executive
     Incentive Bonus Plan.

          (v)       Plan Year.  The calendar year.

          (w) Retirement. Retirement from the employ of the Company (other than for Cause) at or after the age 65 or, with the advance consent of the Committee, at or after age 55.

          (x) Return on Assets. Operating Income divided by the average of the identifiable consolidated assets of the Company and its subsidiaries (excluding corporate) as of the end of the applicable Plan Year and as of the end of the then immediately preceding Plan Year.

          (y) Target Award. An amount established by the Committee as a Participant's Target Award for purposes of the Plan. Target Awards may vary from Plan Year to Plan Year and from Participant to Participant.

          (z) Total Shareholder Return. Total dividends per common share of the Company for the Plan Year, plus the closing price of a common share of the Company on the last day of the Plan Year; divided by the closing price of a common share of the Company on the last day of the preceding Plan Year.

          (aa) Weighting. The percentage, as set forth in an Award Schedule, that a Performance Measure is weighted for purposes of determining an Award. Weightings may vary from Plan Year to Plan Year and from Participant to Participant.


                            ARTICLE III
                           PARTICIPATION

     The Committee shall select Participants from among the Executive Officers. The selection of an Executive Officer as a Participant for a Plan Year shall not entitle such individual to be selected as a Participant with respect to any other Plan Year. Each Participant selected for the Plan Year shall not be eligible for the Company's Management Incentive Bonus Plan for that Plan Year and shall not receive payment of a bonus thereunder, regardless of the provisions thereof, or any prior written or oral agreement made with the Participant.

                            ARTICLE IV
                              AWARDS


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     4.1   Performance Measures and Goals, Target Awards and Award
Schedules.   On  or  before the 90th day of each  Plan  Year,  the
Committee shall establish in writing for such Plan Year; (a) one or more Performance Measures; (b) a Performance Goal and Weighting for each such Performance Measure; and (c) a Target Award and an Award Schedule for each Participant. The Award Schedule shall set forth the Participant's Target Award and Performance Measure(s) and shall include: (i) for each such Performance Measure, the
Performance   Goal,  Weighting  and  Performance  Adjustments   at
specified levels of performance; and (ii) such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified.

     4.2 Determination of Awards. As soon as practicable after the close of the Plan Year for which it is made, the actual Award payable to a Participant shall be determined in accordance with the Participant's Award Schedule based on the extent to which the Performance Goals have been achieved. The determination of Awards and the achievement of the Performance Goals shall be certified in writing by the Committee, which, in its discretion, may decrease but not increase the amount of the Award otherwise payable based on such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant for any Plan Year is $5,000,000.

     4.3 Payment of Awards. Awards shall be paid in a lump sum cash payment, as soon as practicable, after the amount thereof has been determined and certified in accordance with Section 4.2. Except as otherwise provided in ARTICLE V, no Award will be payable to any Participant who is not an employee of the Company on the last day of such Plan Year. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, (a) permit one or more Participants to defer the receipt of amounts due under the Plan or (b) defer the payment of amounts due under the Plan to the extent that and for so long as payment thereof would not be, in the opinion of counsel to the Company, deductible by the Company for income tax purposes.

                             ARTICLE V
                     TERMINATION OF EMPLOYMENT

     5.1 Death, Disability, Retirement and Other Than Cause. If a Participant's employment with the Company terminates due to death, Disability or Retirement, or if the Participant is terminated by the Company other than for Cause, the Participant or his Beneficiary, as the case may be, will be paid a prorated Award in cash at the same time that Awards are otherwise paid under the Plan. For purposes of the foregoing, a prorated Award will be determined by multiplying the amount of the Award that would otherwise have been payable to the Participant (determined in accordance with Section 4.2) if such Participant's employment had not so terminated by a fraction, the numerator of which is the number of days in the period commencing with the start of the applicable Plan Year and ending with the date as of which the Participant's employment with the Company so terminated, and the denominator of which is 365.



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     5.2   Cause.  If a Participant's employment with the  Company
is terminated for Cause, his right to the payment of an Award and all other rights under this Plan will be forfeited, and no amount will be paid or payable hereunder to or in respect of such Participant.




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                            ARTICLE VI
                          ADMINISTRATION

     6.1. In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any related document, (c) to prescribe, amend and rescind rules relating to the Plan, (d) to make all determinations necessary or advisable in administering the Plan, and (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     6.2 Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     6.3 Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     6.4 Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

     6.5 Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     6.6    Payment  of  Expenses.   The  Company  shall  pay  all
reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

     6.7 Code Section 162(m). It is the intent of the Company that this Plan and Awards satisfy the applicable requirements of Code Section 162(m) so that the Company's tax deduction for remuneration in respect of this Plan for services performed by Participants who are or may be Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.


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                            ARTICLE VII
                           MISCELLANEOUS

     7.1.  Nonassignability.   No  Award  shall  be assignable  or
transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

     7.2 Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

     7.3 Amendment or Termination of the Plan. The Plan may be amended or terminated by the Board in any respect except that: (a) no amendment may be made after the date on which an Employee is selected as a Participant for a Plan Year that would adversely affect the rights of such Participant with respect to such Plan Year; and (b) no amendment shall be effective without the approval of the stockholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the intent set forth in Section 6.7.

     7.4 Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

     7.5 Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

     7.6 Limits of Liability. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

     7.7 No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Employee or Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to terminate the employment or other service of such person with or without Cause.

     7.8 Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.


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     7.9   Invalidity.  If any term or provision contained  herein
is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

    7.10 Applicable Law. The Plan will be governed by the laws of the State of Illinois, as determined without regard to the conflict of law principles thereof.

    7.11  Effective  Date.   The Plan shall  be  effective  as  of
January   1,   1999,   subject  to  approval  by   the   Company's
shareholders.




Date: March 17, 1999           By: /s/Pamela S. Hewitt
                                   Senior Vice President